Enrollment Form: Dividend Reinvestment And Direct Stock Purchase Plan Registrar and Transfer Company P.O. Box 664 Cranford, NJ 07016 3221

Account # (if known):	Verified & Established: ________________

Section 1. Account Registration (please print or type)

Owner’s Name:

SOCIAL SECURITY NUMBER:		-		-	TAX IDENTIFICATION NUMBER:

DATE OF BIRTH:	-		-		CUSTODIAN’S SSN OR TIN:

Photo ID Type: ___________________ Number: _______________ State/Country of Issuance: ______________ Exp. Date:_______

Account Type:	☐ INDIVIDUAL	☐ JOINT*

*The Account will be registered “Joint Tenants with Right of Survivorship” unless you check a box below:
☐ Tenants in Common ☐ Tenants by the Entirety ☐ Community Property

	☐ TRUST**	☐ CORPORATION**	☐ OTHER** _______________________

	☐ PARTNERSHIP**	☐ DIRECTOR, ADVISORY DIRECTOR, EMPLOYEE**

	☐CUSTODIAN**	**additional paperwork may be required to establish this account type.

Section 2. Address

Physical Street Address:

City:	State:	Zip:

Mailing Address: (if different than Physical Street Address.)

City:	State:	Zip:

Daytime Phone (with area code):

Section 3. Enrollment Options

☐	Full Dividend Reinvestment.
☐	Partial Reinvestment. Number of shares to participate in dividend reinvestment _______________ (10 share minimum).
☐	Optional Cash Investments/Direct Purchases only. Dividend reinvestment on newly purchased shares only.
☐	Safekeeping. Enclosed are ____ certificates (#'s ______________________________________) totaling ____ shares.

Please make check payable to Registrar and Transfer Company. DO NOT SEND CASH

Section 4. Cash Investment

☐	As a current shareholder, enclosed is my check for $___________ ($25 minimum, but may not exceed $25,000 per quarter). Do not send cash.
☐	As a new investor, enclosed is my check for $__________ (Initial investment must be at least $500, but may not exceed $10,000). Do not send cash.

Section 5. Substitute Form W-9

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that the Taxpayer Identification or Social Security number in Section 1 above is correct (or I am waiting for a number to be issued to me). Cross out the following if not true: I am not subject to back up withholding because: (a) I am exempt from back up withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back up withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back up withholding.

THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE MIDDLESEX WATER COMPANY DIVIDEND REINVESTMENT
AND DIRECT STOCK PURCHASE PLAN PROSPECTUS AND AGREE TO THE TERMS.

x ________________________________________________   x _______________________________________________

  DATE:     ___________________________________                                   (SEE REVERSE FOR ADDITIONAL PLAN FEATURES)

Section 6. Middlesex Water Company Electronic Dividend Deposit Authorization Agreement

(Please verify that your bank participates in these programs.)

☐	DEPOSIT OF CASH DIVIDEND ELECTRONICALLY — I(We) hereby authorize to have my(our) dividend deposited automatically in my(our) checking or savings account.

I(We) hereby authorize Registrar and Transfer Company hereinafter called COMPANY, to initiate debit entries and to initiate, if necessary, debit entries and adjustments for any credit entries in error to my(our) account indicated below and the institution named below, hereinafter called DEPOSITORY, to credit and/or debit the same to such account.

20th of each month deduct $ __________ ($100 minimum and may not exceed $200,000 per year)

☐	Checking ☐ Savings Account # __________________________ Institution ____________________________________

ATTACH VOIDED CHECK OR SAVINGS DEPOSIT SLIP HERE

THE ABOVE ELECTRONIC AUTHORIZATION WILL REMAIN IN FULL FORCE AND EFFECT UNTIL THE AGENT HAS RECEIVED WRITTEN NOTIFICATION FROM THE UNDERSIGNED OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD THE AGENT AND DEPOSITORY REASONABLE OPPORTUNITY TO ACT ON IT.

x	x

DATE:

USA Patriot Act Compliance Notification
The USA Patriot Act requires financial institutions to verify a shareholder’s identity prior to establishing a formal relationship. As a result, we may ask you to provide proper identification and we will utilize reasonable and appropriate measures to obtain the necessary verification contemplated by the Act. Thank you for your cooperation in helping us comply with federal regulations.